EXHIBIT 10.6
Molex Executive Deferred Compensation Plan
(Effective as of January 1, 2008)

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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Molex Executive Deferred Compensation Plan
(Effective as of January 1, 2008)
     WHEREAS, Molex Incorporated, a Delaware corporation (the “Company”), established the 2005 Molex Supplemental Executive Retirement Plan (the “2005 SERP”);
     WHEREAS, prior to January 1, 2008 the 2005 SERP provided for both employee voluntary deferrals of salary and bonus, and employer contributions for purposes of restoring benefits under the Molex Incorporated Profit Sharing and Retirement Plan (the “Profit Sharing Plan”) as a result of limitations imposed under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”); and
     WHEREAS, the Company has determined that for ease in administration, it is in the Company’s best interest to (i) establish a separate plan that provides for employee voluntary deferrals of salary and bonus which will be called the Molex Executive Deferred Compensation Plan (the “Plan”), (ii) remove any voluntary deferral options from the 2005 SERP, and (iii) leave in the 2005 SERP solely those provisions that govern excess benefits pertaining to the Profit Sharing Plan.
     NOW, THEREFORE, in compliance with the foregoing, the Company hereby adopts, effective as of January 1, 2008, except where otherwise specifically provided, this Plan, to provide as follows:
ARTICLE 1. ESTABLISHMENT AND PURPOSE
     1.1 Establishment. The Plan is hereby adopted effective January 1, 2008. The Plan is a nonqualified retirement plan for key employees as described herein and is intended to comply with the provisions of Code Section 409A and any regulations issued thereunder.
     1.2 Purpose. The purposes of the Plan are as follows:
     (a) Discretionary Deferred Contributions. To allow an eligible employee to defer all or a portion of Salary and Bonus.
     (b) Unfunded Plan. To be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees within the meaning of §§201, 301, and 401 of ERISA, and therefore is further intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.
ARTICLE 2. DEFINITIONS
     Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
     2.1 “Account” means the bookkeeping ledger established for each Participant for the purpose of tracking Deferred Amounts plus (or minus) any gains (or losses) accruing as a result of Investment Elections.

     2.2 “Affiliate” means any corporation, organization, or entity which is under common control with the Company or which is otherwise required to be aggregated with the Company pursuant to paragraphs (b), (c), (m), or (o) of Code §414.
     2.3 “Beneficiary” means the person, trust, or other entity designated by the Participant to receive benefits that may become payable hereunder upon his or her death pursuant to Section 5.5.
     2.4 “Bonus” means a payment of annual cash compensation earned for a Fiscal Year under an annual incentive plan or arrangement offered by the Company.
     2.5 “Bonus Deferral” means the portion of a Bonus deferred by a Participant under Section 4.3(b) for a Plan Year.
     2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces that section or subsection.
     2.7 “Committee” means the Special Subcommittee of the Executive Committee of the Company’s Board of Directors.
     2.8 “Company” means Molex Incorporated, a Delaware corporation.
     2.9 “Deferral Form” means the form(s) that the Participant must complete and return to the Company in order to defer any portion of Salary and/or Bonus and to elect the time and form of distribution with respect to Deferred Amounts related to a particular Plan Year and/or Fiscal Year.
     2.10 “Deferred Amounts” means the aggregate amount of Salary Deferrals, if any, with respect to a given Plan Year plus Bonus Deferrals, if any, related to the Fiscal Year which ends and is included within the Plan Year to which the Salary Deferrals relate which is contributed by such Participant under the Plan to his/her Account.
     2.11 “Disability” means the Participant is:
     (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months; or
     (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan of an Employer that then covers the Participant.

     2.12 “Distribution Date” means the earliest to occur of the following:
     (a) the Participant’s In-Service Distribution, if any, elected in accordance with Section 5.2;
     (b) in the case of Separation from Service other than for death or Disability, the date specified in Section 5.3;
     (c) in the case of Disability, the date specified in Section 5.4; or
     (d) in the case of death, the date specified in Section 5.5.
     2.13 “Effective Date” means January 1, 2008.
     2.14 “Employer” means the Company, and any corporation, organization or entity that is an Affiliate and either adopts the Plan pursuant to Section 12.1 or continues the Plan as a successor under Section 13.3.
     2.15 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto.
     2.16 “Fiscal Year” means the 12 month period beginning each July 1 and ending the following June 30, or such other 12-month period as determined by the Board of Directors of the Company.
     2.17 “In-Service Distribution” means the date elected by the Participant on his or her Deferral Form for the early distribution of his or her Deferred Amounts related to a particular Plan Year and/or Fiscal Year, as provided in Section 5.2.
     2.18 “Investment Elections” shall have the same meaning as defined with respect to the Trust Agreement described in Article 7.
     2.19 “Participant” means an employee of an Employer who has been approved for eligibility as provided in Article 3.
     2.20 “Plan”  means the Molex Executive Deferred Compensation Plan as provided herein and as amended from time to time.
     2.21 “Plan Year” means the calendar year.
     2.22 “Salary” means the annual base salary rate and payments of cash compensation payable by the Employer to an employee for services performed during any Plan Year before deduction for income taxes, but reduced by all legally required deductions against such income (including, but not limited to, if applicable, elective contributions or benefit contributions made by such employee, wage assignments, wage garnishments, child support payments, levies, remittance of all applicable taxes to governmental authorities), and specifically other than Bonuses and Bonus Deferrals under the Plan.

     2.23 “Salary Deferral” means the portion of Salary deferred by a Participant under Section 4.3(a) for a Plan Year.
     2.24 “Separation from Service” means the Participant’s termination of employment with the Employer for any reason, including retirement, death, or Disability, or as otherwise provided by the Department of Treasury or the Internal Revenue Service in regulations or other guidance promulgated under Code §409A.
     2.25 “Trust Agreement” or “Trust” means the trust agreement and the trust established by the Company for the Plan.
     2.26 “Trustee” means the original Trustee named in the Trust Agreement and any duly appointed successor thereto.
     2.27 “Unforeseeable Emergency” means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or a dependent (as defined in Code Section 152, without regard to section 152(b)(1), (b)(2), and (d)(1)(B)), loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Any distributions made on account of an Unforeseeable Emergency shall be made pursuant to Section 5.8.
ARTICLE 3. ELIGIBILITY AND PARTICIPATION
     3.1 Eligibility. To be eligible to participate in the Plan, a person must be among a select group of management or highly compensated employees of an Employer, and selected for participation by the Committee, such that the Plan qualifies for a “top hat” exemption from most of the substantive requirements of Title I of ERISA, as described in Section 1.2(c). Accordingly, the Committee may terminate the participation of any or all Participants in order to achieve and maintain this intended result; provided, however, such termination from participation shall not become effective until the first day of the next succeeding Plan Year.
     3.2 Notice of Eligibility. Generally, eligible employees shall be notified of their eligibility to participate prior to the beginning of each Plan Year in which they are eligible. Subject to the Code Section 409A aggregation rules as applicable, for the first year an employee is notified of eligibility under this Article 3, a deferral election on the relevant Deferral Form may be made within 30 days of the date the employee first becomes eligible under this Plan; provided, however, such elections shall be prospective and shall apply only to Salary and Bonus earned after such deferral election is made.
     3.3 Right to Participation or Employment. No employee shall have the right to be selected to participate in this Plan or, having been so selected, to be selected to participate in any future Plan Year. Further, nothing in the Plan shall interfere with or limit in any way the right of an Employer to terminate any Participant’s employment at any time, nor confer upon any Participant a right to continue in the employ of an Employer.
     3.4 Effect of Subsequent Ineligibility. In the event a Participant ceases to be eligible for continued participation in the Plan for any reason, such individual shall become an inactive Participant, retaining all the rights relating to previous Supplemental Company Contributions as described under the Plan, until such time that such individual again is determined by the Committee to be an active Participant or until Separation from Service.
ARTICLE 4. DEFERRALS
     4.1 Salary Deferrals. A Participant may elect to defer receipt of all or any portion of his or her Salary for a given Plan Year by delivering a properly executed Deferral Form to the Company within the time specified in Section 4.3(a). The Deferral Form shall designate the amount or percentage of Salary that is to be deferred under the Plan for a given Plan Year. The Committee shall have the sole discretionary authority to establish the maximum amount of Salary Deferrals any particular Participant shall make to the Plan each Plan Year. The Deferral Form shall be irrevocable for a given Plan Year once effective.
     4.2 Bonus Deferrals. A Participant may elect to defer receipt of all or any portion of his or her Bonus for a given Fiscal Year by delivering a properly executed Deferral Form to the Company within the time specified in Section 4.3(b). The Deferral Form shall designate the amount or percentage of Bonus that is to be deferred under the Plan for a given Fiscal Year. The Committee shall have the sole discretionary authority to establish the maximum amount of Bonus Deferrals any particular Participant shall make to the Plan each Fiscal Year. The Deferral Form shall be irrevocable for a given Fiscal Year once effective.
     4.3 Deferral Elections and Distribution Elections.
     (a) Salary.
     (i) Deferral Elections. A Participant shall make an irrevocable election each Plan Year to defer all or any portion of his/her Salary under the Plan for such Plan Year by delivering to the Company a properly executed Deferral Form. The Deferral Form shall be completed and filed with the Company with respect to deferrals of Salary before the beginning of the Plan Year for which services are performed so long as the employee remains eligible to participate in the Plan. Notwithstanding the foregoing and subject to the aggregation rules under Code Section 409A, a newly-hired Participant or an employee who becomes a Participant due to promotion or other such change to employment status, shall be given thirty (30) days after the date he or she becomes eligible to participate in the Plan to complete and submit a Deferral Form. Each properly completed and timely submitted Deferral Form shall become effective as of the first day of the following Plan Year; provided that in the case of a newly-hired Participant, a properly completed and timely submitted Deferral Form shall become effective on the date provided to the Company.
     (ii) Distribution Elections. The Deferral Form filed by a Participant with respect to distribution of his/her Salary Deferrals for a given Plan Year shall clearly specify the time and form of payment from among the options provided for and approved by the Committee. In the event a Participant does not specify on his/her Deferral Form the time and form of payment relating to such Salary Deferrals, then such Participant shall be deemed to have elected the default form of distribution under Section 5.7(a) which is a lump-sum distribution, and shall be deemed to have not elected any In-Service Distribution under Section 5.2.

     (b) Bonus.
     (i) Deferral Elections. A Participant shall make an irrevocable election each Fiscal Year to defer any or all of his/her Bonus under the Plan for such Fiscal Year by delivering to the Company a properly executed Deferral Form. The Deferral Form shall be completed and filed with the Committee with respect to deferrals of Bonus before the beginning of the Fiscal Year for which services are performed so long as the employee remains eligible to participate in the Plan. Notwithstanding the foregoing and subject to the aggregation rules under Code Section 409A, a newly-hired Participant or an employee who becomes a Participant due to promotion or other such change to employment status, shall be given thirty (30) days after the date he or she becomes eligible to participate in the Plan to complete and submit a Deferral Form. Each properly completed and timely submitted Deferral Form shall become effective as of the first day of the next following Fiscal Year; provided that in the case of a newly-hired Participant, a properly completed and timely submitted Deferral Form shall become effective on the date provided to the Company. Notwithstanding the foregoing, to the extent that a Participant’s Bonus constitutes “performance based compensation” (within the meaning of Code Section 409A and regulations issued thereunder), the Participant’s Deferral Form with respect to the deferral of such performance-based Bonus may be delivered to the Plan Administrator no later than December 31 of the Fiscal Year in which the Bonus is earned. If the Bonus does not constitute performance based compensation, then general deferral rule applies, and the Deferral Form for Bonus shall be delivered to the Company before the beginning of the Fiscal Year in which the Bonus is earned.
     (ii) Distribution Elections. The Deferral Form filed by a Participant with respect to distribution of his/her Bonus Deferrals for a given Fiscal Year shall clearly specify the time and form of payment from among the options provided for and approved by the Committee. In the event a Participant does not specify on his/her Deferral Form the time and form of payment relating to such Bonus Deferrals, then such Participant shall be deemed to have elected the default form of distribution under Section 5.7(a) which is a lump-sum distribution and shall be deemed to have not elected any In-Service Distribution under Section 5.2.
     4.4 Vesting. A Participant shall at all times have a fully vested and non-forfeitable right to all Deferred Amounts credited to his/her Account, adjusted for income, gain and loss attributable thereto.
ARTICLE 5. DISTRIBUTION OF BENEFITS
     5.1 Time of Distribution. Distribution of a Participant’s Deferred Amounts shall commence no later than ninety (90) days following a Participant’s Distribution Date elected with respect to such Deferred Amounts. Notwithstanding any other provision of the Plan to the contrary, in no event shall the distribution of any Deferred Amounts be accelerated to a time earlier than which it would otherwise have been paid, whether by amendment of the Plan, exercise of the Committee’s discretion, or otherwise, except as permitted by the Treasury Regulations issued or other governmental guidance provided pursuant to Code §409A.

     5.2 In-Service Distribution. A Participant shall be able to elect an In-Service Distribution with respect to his/her Deferred Amounts each Plan Year and/or Fiscal Year, as the case may be, by filing a Deferral Form in accordance with Section 4.3. In the event such Participant does not specify an In-Service Distribution on his/her Deferral Form or fails to make such an election within the time period provided by the Company, then Participant shall be deemed to have not elected an In-Service Distribution. Except as otherwise provided in Section 5.7, an In-Service Distribution election shall be irrevocable.
     (a) An In-Service Distribution shall be made in a lump sum payment on the date specified on such Participant’s initial Deferral Form(s) with respect to such Deferred Amounts, and such specified in-service date shall be as permitted by the Company and (x) not less than two years from the date such In-Service Distribution election becomes effective (i.e., first day of the respective Plan Year or Fiscal Year, as the case may be), and (y) no later than Separation from Service.
     (b) Notwithstanding anything to the contrary, a Participant’s In-Service Distribution election shall automatically terminate upon Separation from Service, at which time the provisions of Sections 5.3, 5.4 or 5.5 of the Plan shall govern distribution of the Participant’s Deferred Amounts in his/her Account.
     5.3 Benefits Upon Separation From Service. A Participant who has Separated from Service with an Employer other than on account of death or Disability shall receive payment of the balance of his/her Account no later than the tenth (10th) business day of the seventh calendar month following the Participant’s Separation from Service, and such payment shall be in the following form:
     (a) Separation from Service On or After Attaining Age 59 1/2. The Participant shall receive payments in accordance with the elections related to form on the Participant’s currently effective Deferral Form(s); or
     (b) Separation from Service Before Attaining Age 59 1/2. Notwithstanding any election related to form on the Participant’s currently effective Deferral Form(s), the Participant shall receive a single lump sum payment.
     5.4 Benefits Upon Disability. A Participant who has incurred a Disability shall receive distribution of his/her Account no later than ninety (90) days following the Committee’s determination of the Participant’s Disability. The Committee shall have the sole discretionary authority to determine whether a Participant has incurred a Disability. Payment or payments shall be made in the form or forms elected by the Participant on the Participant’s currently effective Deferral Form.
     5.5 Benefits Upon Death. Notwithstanding any election related to form on the Participant’s currently effective Deferral Form(s), upon a Participant’s death, the Company shall pay to the Participant’s Beneficiary a benefit equal to the remaining balance in the Participant’s Account in a single lump sum payment. Payment shall be made no later than ninety (90) days following the Participant’s death.
     5.6 Payment Forms. A Participant shall be able to elect his/her form of distribution with respect to his/her Deferred Amounts for each year on the same Deferral Form provided for such

Deferred Amounts in accordance with Section 4.3 and consistent with this Article 5. In the event such Participant does not specify a form of distribution on his/her Deferral Form, then Participant’s initial Deferral Form shall be deemed to have elected the default form of distribution which is a lump-sum distribution.
     (a) Default Form of Distribution. Unless a Participant otherwise elects in accordance with paragraph (b) below, a Participant’s Deferred Amounts shall be paid in a single lump sum.
     (b) Optional Forms of Distribution. In lieu of a lump sum form of payment, a Participant may elect to receive distribution of any Deferred Amounts (adjusted by earnings/losses) in the form of substantially equal annual installment payments upon the relevant Distribution Date elected with respect to such Deferred Amounts. A Participant may select the number of years within the options provided by the Committee in the Deferral Form over which the Deferred Amounts are to be paid, up to a maximum of five years. During the payout period, earnings shall accrue on a Participant’s Deferred Amounts in the manner provided in Section 6.3. The amount of each installment payment shall be equal to the balance of the Deferred Amounts for a given Plan Year or Fiscal Year, as the case may be, remaining in the Participant’s Account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installment payments remaining, with the last installment consisting of the balance of the Participant’s vested Deferred Amounts for a given Plan Year or Fiscal Year, as the case may be, as liquidated to close the Deferred Amounts for the Account. A Participant may change his or her benefit payment election only as described in Section 5.7. If no valid installment payment election is in effect when distribution is to be made, then payment of the Participant’s Deferred Amounts for a given year shall be made in a single lump sum.
     5.7 Changes to Time and Form of Payment. Notwithstanding anything to the contrary in this Article 5 or the Plan, the only Participants who are eligible to avail themselves of the provisions of this Section 5.7 to file a subsequent Deferral Form are those Participants who were defaulted to no In-Service Distribution pursuant to Section 5.2, and defaulted to a lump sum form of distribution pursuant to Section 5.6.
     (a) Five (5) Year Rule. A Participant who has been defaulted to a lump sum distribution under Section 5.6 may later change such election to installment payments, selecting a payment period from one to five years, provided the first installment payment shall be deferred to a date that is at least five years after the date the lump sum distribution would otherwise have been made.
     (b) Twelve (12) Month Rule. Any such election changes shall be completed in accordance with Company rules, and shall not be effective unless made more than twelve (12) months before the date payment would otherwise be made or begin to be made and additionally, such change election shall not become effective for twelve (12) months after such change election is filed with the Committee. Notwithstanding the foregoing, in accordance with Code §409A, election changes that have the effect of accelerating the time for payment shall be prohibited.
     5.8 Unforeseeable Emergency.

     (a) Request for Distribution. A Participant may request that all or any portion of his or her Account balance be distributed at any time by submitting a written request to the Committee demonstrating that he or she has suffered an Unforeseeable Emergency, and that the distribution is necessary to alleviate the financial hardship created by the Unforeseeable Emergency.
     (b) Committee Determination. The Committee shall have the sole discretionary authority to determine whether a Participant has suffered an Unforeseeable Emergency. Whether a Participant has suffered an Unforeseeable Emergency shall be determined based on the relevant facts and circumstances of each case. In making such a determination, the Committee shall take into account the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s assets (unless such liquidation itself would cause a severe financial hardship).
     (c) Timing of Distribution. Upon the finding that the Participant has suffered an Unforeseeable Emergency, the Committee shall distribute to the Participant in a lump sum that portion of his or her Account necessary to satisfy the Unforeseeable Emergency, plus taxes attributable thereto. Distributions made pursuant to this Section 5.8 shall be made no later than ninety (90) days after the Committee has reviewed and approved the request. Notwithstanding the foregoing, distributions due to Unforeseeable Emergencies shall only be made in accordance with regulations promulgated by the Department of Treasury or other guidance issued by the Internal Revenue Service under Code §409A.
     5.9 Source of Assets for Distributions. All distributions shall be paid first from the Trust, to the extent assets exist in the Trust and then, as necessary, by the Employer from other general assets.
     5.10 Withholding of Taxes. The Employer shall have the right to require Participants to remit to the Employer an amount sufficient to satisfy Federal, state, and local tax withholding requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy such withholding requirements.
ARTICLE 6. INDIVIDUAL ACCOUNTS
     6.1 Participants’ Accounts. The Employer shall establish and maintain individual Accounts for each Participant hereunder. The establishment and maintenance of Participants’ Accounts, however, shall not be construed as entitling any Participant to any specific assets of an Employer.
     6.2 Deferred Amounts. Deferred Amounts shall be credited to a Participant’s Account on the date of funding pursuant to Section 7.6.
     6.3 Earnings and Losses. Each Participant’s Account shall be credited with earnings (or losses) thereon daily or some less frequent time period as agreed upon by the Committee and the Trustee. Such earnings (or losses) shall be based upon the actual returns achieved pursuant to the Investment Elections of each Participant.

     6.4 Distributions. There shall be charged against each Participant’s Account any payments of benefits made to the Participant or to a Participant’s Beneficiary.
     6.5 Participant Statements. Statements that identify the Participant’s Account balance shall be provided to Participants on a basis no less frequent than quarterly.
ARTICLE 7. THE TRUST
     7.1 Establishment of Irrevocable Trust. The Company has established an Irrevocable Trust, governed by the Trust Agreement, (which shall be a grantor trust within the meaning of Code §§671-678) with the Company as the grantor, for the benefit of Plan Participants and Beneficiaries of Participants, as appropriate. The Trust shall receive and hold the Deferred Amounts, and earnings (or losses) thereon, and shall make the payments provided by the Plan. The Trust fund shall be held and invested by the Trustee at the direction of the Committee and in accordance with the Trust Agreement.
     7.2 Trustee. The Trust shall have an independent Trustee (such Trustee to have a fiduciary duty to carry out the terms and conditions of this Plan) as selected by the Company, and shall have restrictions as to the Company’s ability to amend the Trust or to cancel benefits provided thereunder. Except to the extent that investments of the Trust fund are subject to the direction of the Committee pursuant to Section 7.3, or to the direction of investment managers appointed pursuant to Section 7.4, the Trustee shall have the sole and exclusive responsibility for investing the Trust fund.
     7.3 Investment Funds. Except as provided in Section 7.4, the Trust shall consist of two or more separate investment funds as selected from time to time by the Committee among which Participants may elect to have their respective Accounts invested. Subject to the provision of Section 7.4, the Committee shall have the authority to select and change the number of investment funds available and to set the investment guidelines of each investment fund and to otherwise set policy and establish the funding strategies utilized by the Trust, as the Committee may deem appropriate. All or any portion of any investment fund may, on a temporary basis, be retained in cash or invested in property other than that specified as the primary type of investment for such investment fund. Any investment fund may be partially or entirely invested in any common or commingled fund that is invested in property of the kind specified for such investment fund.
     7.4 Investment Managers. The Committee may designate one or more investment managers to control and manage (including the power to direct the acquisition and disposition of) the investment funds and to make professional investment decisions or recommendations. The Committee shall not be liable for any act or omission of such investment managers, except as required by law.
     7.5 Assets. Assets contained in the Trust shall at all times be specifically subject to the claims of the Employer’s general creditors in the event of bankruptcy or insolvency; such terms shall be specifically defined within the provisions of the Trust, along with a required procedure for notifying the Trustee of any such bankruptcy or insolvency. (See Section 11.5)
     7.6 Funding. The Employer shall contribute cash or cash equivalents to the Trust for the benefit of Participants as soon as practicable after the amount of each component comprising the Deferred Amounts is known for each respective Participant. The aggregate amount to be so contributed by the Employer on a periodic basis to the Trust shall be equal to the aggregate Deferred Amounts of all Participants.
ARTICLE 8. INVESTMENT ELECTIONS AND ALLOCATIONS
     8.1 Investment Election. Subject to the provisions of Section 7.4, each Participant shall make an Investment Election to invest his or her Account among the investment funds provided for in Section 7.3 in any combination in multiples of one percent (1%). To the extent that a Participant shall have made no election hereunder, such Participant’s Account shall be allocated to the investment fund having investment guidelines that contemplate the least risk of loss of principal as determined by the Committee. To the extent that a Participant makes no new election provided for hereunder in accordance with this Section 8.1, the allocation of his or her Account among the investment funds shall remain unchanged.
     8.2 Change of Prior Election. Subject to rules and procedures as the Committee may establish, each Participant may change the allocation of his Account among the investment funds provided for in Section 7.3 by making a new Investment Election. The Committee shall have the authority and discretion to limit reallocation or trading practices that the Committee or an Investment Manager determines to be abusive or adverse to the investment fund or to the interests of other Plan participants.
     8.3 Form of Election. The Investment Elections shall be made in such form and in such manner as the Committee shall prescribe.
     8.4 Transfer of Funds. When an amount or amounts must be transferred between investment funds by reason of a Participant’s election hereunder, such amount shall be transferred to one or more of the other investment funds pursuant to such election as soon as practical.
     8.5 Allocating Distributions. Any time a distribution (as defined in Section 6.4) of part or all of the amount allocated to the Account of a Participant is made pursuant to this Plan, a pro rata share of such distribution shall be made from each investment fund in which said Account is invested.
ARTICLE 9. BENEFICIARY DESIGNATION
     9.1 Designation of Beneficiary. Each Participant shall be entitled to designate a Beneficiary or Beneficiaries who, upon the Participant’s death, shall receive the amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in a form prescribed by the Committee. The Participant may change his or her designation of Beneficiary at any time, on a form prescribed by the Committee. The filing of a new Beneficiary designation form by a Participant shall automatically revoke all prior designations by that Participant. Notwithstanding the foregoing, such new Beneficiary designation is not effective until received by the Committee during the Participant’s lifetime.
     9.2 Death of Beneficiary. In the event that all the Beneficiaries named by a Participant, pursuant to Section 9.1 herein, predecease the Participant, the Deferred Amounts that would have been paid to the Participant shall be paid to the Participant’s estate.

     9.3 Ineffective Designation. In the event the Participant does not designate a Beneficiary, or for any reason such designation is ineffective in whole or in part, the ineffectively designated amounts shall be paid to the Participant’s estate.
ARTICLE 10. ADMINISTRATION
     10.1 The Committee. This Plan shall be administered by the Committee in accordance with any rules and regulations that the Committee shall establish from time to time, which are consistent with the provisions of this Plan.
     10.2 Authority of the Committee. The Committee shall have full power to make any determination that may be necessary or advisable for the Plan’s administration including, but not limited to, the following:
     (a) select employees for participation in the Plan, including who is a key employee and which group or class of Participants are eligible to defer which kind of deferrals;
     (b) establish the maximum Salary and/or Bonus Deferrals;
     (c) select and change from time to time the investment funds available;
     (d) construe and interpret the Plan and any agreement or instrument entered into hereunder;
     (e) determine whether a Participant has incurred a Disability or suffered an Unforeseeable Emergency; and
     (f) establish, amend, or waive rules and regulations for the Plan’s administration.
     10.3 Delegation of Committee Members’ Powers. A Committee member may delegate any or all of his or her rights, powers, duties, and discretions to any other Committee member, with the consent of the latter. The Committee may delegate any or all of its powers, rights, duties, and discretions to an individual to act as “Administrator” who may, but need not be, a Committee member or an employee of the Company. Such delegation and the acceptance thereof by such individual shall be in writing and written notice of such delegation shall be given to the Company. To the extent the Committee has delegated its powers, rights, duties, and discretions to an Administrator, the term “Committee” as used in this Plan shall include such Administrator.
     10.4 Manner of Action of the Committee. The Committee members may act by meeting, or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.
     10.5 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Employer, its owners, employees, Participants, and their estates and Beneficiaries.
     10.6 Indemnification. The Company shall indemnify and hold the members of the Committee, its and their delegates and each Employer’s directors, officers, and employees harmless from all claims, liabilities, and costs (including reasonable attorneys’ fees) arising out of the good faith performance of their functions hereunder.
     10.7 Claims Procedures. Claims for benefits under the Plan shall be determined by the Committee, which shall have the sole discretionary authority to interpret the Plan, to determine factual matters under the Plan and to decide claims for benefits under the Plan. Benefits shall be paid under the Plan only if the Committee determines in its discretion that the claimant is entitled to them.
ARTICLE 11. AMENDMENT AND TERMINATION
     11.1 Right to Terminate and Amend. The Committee hereby reserves the right to amend, modify, and/or terminate the Plan at any time. While the Company contemplates carrying out the provisions of the Plan indefinitely, the Company shall be under no obligation or liability to maintain the Plan for any minimum or other amount of time.
     11.2 Notice of Termination. Upon any termination of the Plan in its entirety, the Company shall give written notice thereof to the Trustee and to each Participant.
     11.3 Effect of Termination. Except as provided by law, upon any termination of the Plan, the Company shall thereafter be under no obligation, liability, or responsibility to make any future contribution or other payment to the Trustee on behalf of any Participant or any other person, trust, or fund for any purpose under or in connection with the Plan except as provided in Section 13.1. Notwithstanding the foregoing, all other provisions of the Plan concerning the investment of Accounts and distribution of benefits shall continue. No distributions of any Deferred Amounts shall be made or accelerated on account of the termination of the Plan except as otherwise permitted by §409A of the Code or regulations issued thereunder.
     11.4 Limitations on Amendments. The provisions of this Article 11 are subject to and limited by the following restrictions:
     (a) No such amendment or termination shall in any manner adversely affect any Participant’s rights to contributions previously made, or to Salary previously deferred, or earnings thereon, without the consent of the Participant.
     (b) The provisions of the Trust may only be amended or modified with the written consent of both the Company and the Trustee.
     11.5 Merger, Consolidation, Reorganization, or Transfer. The merger, consolidation, or reorganization of the Company, or the sale or transfer by it of all or substantially all of its assets shall not terminate the Plan if there is delivery to the Company by the Company’s successor or by the purchaser of all or substantially all of the Company’s assets, of a written instrument requesting that the successor or purchaser be substituted for the Company and agreeing to perform all the provisions hereof which the Company is required to perform. Upon the receipt of said instrument, with the approval of the Company, the successor or the purchaser shall be substituted for the Company herein, and the Company shall be relieved and released from any obligations of any kind, character, or description herein or in any trust agreement imposed upon it.

ARTICLE 12. PARTICIPATION IN AND WITHDRAWAL FROM THE PLAN BY AN EMPLOYER
     12.1 Affiliate Participation in the Plan. Any Affiliate which desires to become an Employer hereunder may elect, with the consent of its board of directors, to become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of its eligible employees, effective as of the date specified in such adoption:
     (a) by filing with the Company a certified copy of a resolution of its board of directors to that effect, and such other information as the Company may require; and
     (b) by the Company’s filing with the then Trustee a copy of such resolution, together with a certified copy of resolutions of the adopting organization’s board of directors approving such adoption.
The adoption resolution may contain such specific changes and variations in Plan or Trust Agreement terms and provisions applicable to such adopting Employer and its employees as may be acceptable to the Company and the Trustee. However, the Company reserves the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust Agreement. The Company may not amend specific changes and variations in the Plan or Trust Agreement terms and provisions as adopted by the Employer in its adoption resolution without the consent of such Employer. The adoption resolution shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and the related Trust Agreement. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement documents. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the sole right to amendment, and of appointment and removal of the Committee, the Trustee, and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust Agreement.
     12.2 Withdrawal from the Plan. Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and Trust Agreement after giving 90 days’ notice to the Company, provided the Company consents to such withdrawal. The Company shall thereafter be under no obligation, liability or responsibility to make any future contribution or other payment to the Trustee on behalf of any employee or any other person with respect to such Employer under the Plan. No distributions of any Deferred Amounts shall be made or accelerated on account of the Employer’s withdrawal except as otherwise permitted by §409A of the Code or regulations issued thereunder.
ARTICLE 13. MISCELLANEOUS
     13.1 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Employer.
     13.2 Nontransferability. Participants’ rights to their Accounts under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event shall the Employer make any payment under the Plan to any assignee or creditor of a Participant or to any assignee or creditor of a Participant’s Beneficiary.
     13.3 Successors. All obligations of the Employer under the Plan shall be binding upon and inure to the benefit of any successor to the Employer, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Employer.
     13.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     13.5 Applicable Law. To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Illinois.
     13.6 Gender and Number. Except when otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.